REGISTRATION NO. 333-61769

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENCOR INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	59-0933147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5201 N. ORANGE BLOSSOM TRAIL

ORLANDO, FLORIDA 32810

(Address of Principal Executive Offices)

1992 STOCK OPTION PLAN; 1996 STOCK OPTION AGREEMENTS;

AND 1997 STOCK OPTION PLAN

(Full Title of the Plans)

E.J. ELLIOTT

CHAIRMAN OF THE BOARD

GENCOR INDUSTRIES, INC.

5201 N. ORANGE BLOSSOM TRAIL

ORLANDO, FLORIDA 32810

(Name and Address of Agent For Service)

(407) 290-6000

(Telephone Number, Including Area Code, of Agent For Service)

WITH COPIES TO:

RANDOLPH H. FIELDS, ESQ.

GREENBERG TRAURIG, P.A.

450 SOUTH ORANGE AVENUE, SUITE 650

ORLANDO, FLORIDA 32801

(407) 420-1000

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 contains the form of prospectus to be used by certain directors, executive officers or key employees who are affiliates of the Registrant with respect to the re-offer or resale of the control securities acquired, or that will be acquired, by them pursuant to the Registrant’s Option Plans (defined herein). This Amendment updates information about the Registrant and selling stockholders in the prospectus in the Form S-8 (Registration No. 333-61769, the “Registration Statement”) filed by the Registrant on August 18, 1998.

PROSPECTUS

GENCOR INDUSTRIES, INC.

1,152,135 SHARES OF COMMON STOCK

This prospectus is being used in connection with the reoffer or resale of up to 1,152,135 shares of our common stock, $.10 par value, for the account of certain of our directors, executive officers and key employees, also known herein as the selling stockholders, who hold or may acquire shares of common stock issued pursuant to the Gencor Industries, Inc. 1992 Stock Option Plan, the 1996 Stock Option Agreements or the 1997 Stock Option Plan.

Shares of common stock covered by this prospectus may be offered and sold from time to time by or on behalf of the selling stockholders directly to purchasers, or in one or more transactions (including block transactions) occurring in the public market on the OTC Electronic Bulletin Board (OTCBB), in privately negotiated transactions or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of the sale, at negotiated prices or at fixed prices, which may be changed. Selling stockholders may sell shares through brokers or to dealers for resale and in connection with such sales, the brokers or dealers may receive compensation in the form of discounts or commissions from the selling stockholders and/or from the purchasers for whom they may act as broker or agent. Such discounts or commissions may exceed those customary in the types of transactions involved. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

All expenses of registration incurred in connection with this offering are being borne by us, but all brokerage commissions, discounts and other selling expenses will be incurred and borne by the individual selling stockholders. We are not entitled to receive any of the proceeds from any sales of common stock by the selling stockholders, although we will receive payment upon exercise of any options under which shares of common stock are acquired for cash by a selling stockholder.

Our outstanding capital stock consists of common stock and Class B stock. Each share of common stock and Class B stock is entitled to one vote per share on all matters, except that, with respect to the election of directors, holders of Class B stock, voting separately as a class, may elect 75% of the members of the board of directors, and holders of common stock, voting separately as a class, may elect the remaining 25% of the members of the board of directors. Our common stock is listed on the OTCBB under the symbol “GNCI.OB.” On April 19, 2006, the last reported sale price of our common stock on the OTCBB was $9.50 per share.

SEE “ RISK FACTORS” BEGINNING ON PAGE 3 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our executive offices are located at 5201 North Orange Blossom Trail, Orlando, Florida 32810, and our telephone number at that address is (407) 290-6000.

The date of this prospectus is April 20, 2006.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE ANY OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVER OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

GENERAL

As used in this prospectus, references to “we,” “our” “us,” the “Company” and “Gencor” are references to Gencor Industries, Inc., a Delaware corporation, as well as our subsidiaries.

All dollar amounts presented in this prospectus are in thousands unless otherwise noted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains “forward-looking statement,” as that term is defined under the Private Securities Litigation Reform Act of 1995, or the “PSLRA,” with respect to our results of operations, financial condition and business. These forward-looking statements are based on our current expectations, estimates and projections about the industry and markets in which we operate. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, those listed under the caption “Risk Factors” in this prospectus.

Our future results, financial condition and business may differ materially from what is expressed in these forward-looking statements. For these statements, we claim protection of the safe harbor for forward-looking statements contained in the PSLRA. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or, if applicable, the date of the documents incorporated by reference.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or the occurrence of unanticipated events, except as required by applicable law.

RISK FACTORS

An investment in the common stock offered under this prospectus involves a high degree of risk. Prospective investors should consider carefully the following factors, in addition to other information contained in this prospectus and incorporated hereby by reference, in connection with an investment in the common shares offered under this prospectus. The risks described below are not the only ones facing our company. Additional risks not currently known to us or currently considered immaterial by us may also adversely effect our company.

We face risks associated with our international business. We operate manufacturing and sales offices principally located in the United States and the United Kingdom. As a result, we are subject to business risks inherent in non-U.S. activities, including difficulty in staffing and managing foreign subsidiary operations, difficulty in managing distributors and dealers, adverse tax consequences, political and economic uncertainty and difficulty in accounts receivable collection. We are subject to the risks associated with the imposition of protective legislation and regulations, including those relating to import or export or otherwise resulting from trade or foreign policy. We cannot predict whether quotas, duties, taxes or other charges or restrictions will be implemented by the U.S. or any other country upon the import or export of our products. There can be no assurance that any of these factors, or the adoption of restrictive policies, will not have a material adverse effect on our business, financial condition and results of operations. In addition, we face market risk related to changes in interest rates and foreign currency exchange rates. Our principal currency exposure against the U.S. dollar is the British pound. Our foreign currency exposures generally are not hedged and there can be no assurance that our future results of operations and investments will not be adversely affected by currency fluctuations. Periodically, we use derivative financial instruments consisting primarily of interest rate hedge agreements to manage exposures to interest rate changes. If we have not adequately managed our exposure to fluctuating interest rates, our earnings and cash flow could be adversely affected.

We may encounter difficulties with future acquisitions. As part of our growth strategy, we intend to evaluate the acquisitions of other companies, assets or product lines that would complement or expand our existing businesses or broaden our customer relationships. Although we conduct due diligence reviews of potential acquisition candidates, we may not be able to identify all material liabilities or risks related to potential acquisition candidates. There can be no assurance that we will be able to locate and acquire any business, retain key personnel and customers of an acquired business or integrate any acquired business successfully. Additionally, there can be no assurance that financing for any acquisition, if necessary, will be available on acceptable terms, if at all, or that we will be able to accomplish our strategic objectives in connection with any acquisition. Although we periodically consider possible acquisitions, no specific acquisitions are probable as of the date of this prospectus.

We could be harmed if we violate financial covenants contained in our credit facility. Our Revolving Credit and Security Agreement with PNC Bank, N.A., dated August 1, 2003, imposes certain financial and operating covenants upon us, including, among others, restrictions on our ability to incur debt, or take certain other corporate actions. In addition, the credit facility requires that we maintain certain financial ratios and provides for limitations on capital expenditures. The foregoing covenants may restrict our ability to obtain additional funds, dispose of assets, or otherwise pursue our business strategies, and may impair our ability to obtain additional financing to fund future working capital requirements, capital expenditures, acquisitions and other general corporate purposes. Changes in economic or business conditions, results of operations or other factors could in the future cause a violation of one or more covenants in the credit facility.

Demand for our products is cyclical in nature. Orders for our products slow down during the summer and fall months since our customers generally do not purchase new equipment for shipment in their peak season for highway construction and repair work. In addition, demand for our products depends in part upon the level of capital and maintenance expenditures by the highway construction industry. The highway construction industry historically has been cyclical in nature and vulnerable to general downturns in the economy. Decreases in industry spending could have a material adverse effect upon demand for our products and negatively impact our business, financial condition and results of operations.

There are and will continue to be quarterly fluctuations of our operating results. Our operating results historically have fluctuated from quarter to quarter as a result of a number of factors, including the value, timing and shipment of individual orders and the mix of products sold. Revenues from certain large contracts are recognized using the percentage of completion method of accounting. We recognize product revenues upon shipment for the rest of our products. Our asphalt production equipment operations are subject to seasonal fluctuation, which may lower sales and result in possible losses in the first and fourth fiscal quarters of each year. Traditionally, asphalt producers do not purchase new equipment for shipment during the summer and fall months to avoid disruption of their activities during peak periods of highway construction.

Our industry is highly competitive. Within a given product line, the industry is fairly concentrated, with typically a small number of companies competing for a majority of a product line’s industry sales. Many of our competitors have greater financial and other resources than we do, or are subsidiaries or divisions of larger organizations. In addition, we may encounter competition from new market entrants. There can be no assurance that competitors will not take actions, including developing new products, which could adversely affect our sales and operating results.

If we are unable to attract and retain key personnel, our business could be adversely affected. The success of our business will continue to depend substantially upon the efforts, abilities and services of our executive officers and certain other key employees. The loss of one or more key employees could adversely affect our operations. Our ability to attract and retain qualified engineers and other professionals, either through direct hiring, or acquisition of other businesses employing such professionals, will also be an important factor in determining our future success.

We may be required to defend our intellectual property against infringement or against infringement claims of others. We hold numerous patents covering technology and applications related to various products, equipment and systems, and numerous trademarks and trade names registered with the U.S. Patent and Trademark Office and in various foreign countries. There can be no assurance as to the breadth or degree of protection that existing or future patents or trademarks may afford us, or that any pending patent or trademark applications will result in issued patents or trademarks, or that our patents, registered trademarks or patent applications, if any, will be upheld if challenged, or that competitors will not develop similar or superior methods or products outside the protection of any patents issued, licensed or sublicensed to us. Although we believe that none of our patents, technologies, products or trademarks infringe upon the patents, technologies, products or trademarks of others, it is possible that our existing patent, trademark or other rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. In the event that our products are deemed to infringe upon the patent or proprietary rights of others, we could be required to modify the design of our products, change the name of our products or obtain a license for the use of certain technologies incorporated into our products. There can be no assurance that we would be able to do any of the foregoing in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do so could have a material adverse effect on us. In addition, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent, registered trademark or other proprietary right, and, if our products are deemed to infringe upon the patents, trademarks or other proprietary rights of others, we could become liable for damages, which could also have a material adverse effect on us.

We may be subject to substantial liability for the products we produce. We are engaged in a business that could expose us to possible liability claims for personal injury or property damage due to alleged design or manufacturing defects in our products. We believe that we meet existing professional specification standards recognized or required in the industries in which we operate, and we have had no material product liability claims brought against us as of the date hereof. Although we currently maintain product liability coverage which we believe is adequate for the continued operation of our business, such insurance may prove inadequate or become difficult to obtain or unobtainable in the future on terms acceptable to us.

We are subject to extensive environmental laws and regulations, and our costs related to compliance with, or our failure to comply with, existing or future laws and regulations could adversely affect our business and results of operations. Our operations are subject to federal, state, local and foreign laws and regulations relating to the protection of the environment. Sanctions for noncompliance may include revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution. Our business involves environmental management and issues typically associated with historical manufacturing operations. To date, our cost of complying with environmental laws and regulations has not been material, but the fact that such laws or regulations are changed frequently makes predicting the cost or impact of such laws and regulations on our future operations uncertain.

The loss of one or more of our raw materials supplies could cause production delays, a reduction of revenues or an increase in costs. The principal raw materials we use are steel and related products. We have no long-term supply agreements with any of our major suppliers. However, we have generally been able to obtain sufficient supplies of raw materials for our operations, and changes in prices of such materials historically have not had a significant affect on our operations. Although we believe that such raw materials are readily available from alternate sources, an interruption in our supply of steel and related products or a substantial increase in the price of any of these raw materials could have a material adverse effect on our business, financial condition and results of operations.

Distributions to us from our investment in synthetic fuel operations are dependent on whether the synthetic fuel plants continue to qualify for tax credits and other factors. In January 1998, we finalized agreements with Carbontronics, LLC (“CLLC”) pursuant to which we sold, manufactured, and installed four synthetic fuel production plants. These plants were sold by CLLC to a limited partnership (“LP”), Carbontronics Synfuels Investors, L.P.LC, which is now the owner of the plants. We were paid in full for these plants in 1998. In addition to payment for the plants, we received a member interest of 45% in CLLC. Future revenue to CLLC is based upon the production of these plants continuing to qualify for tax credits under Section 29 of the Internal Revenue Code, and the ability to economically produce and successfully market synthetic fuel produced by the plants. If the LP is successful in producing fuel which qualifies for tax credits, sells the synthetic fuel, sells the tax credits to investors, and has sufficient cash flow to cover all operating expenses, then the LP remits cash to CLLC as additional purchase price for the sale of the plants. CLLC generally distributes any cash receipts to its investors.

Also, we received a 25% partnership position in the General Partner (“GP”) of the LP and in Carbontronics II, LLC (“C2LLC”). C2LLC receives royalty payments from the LP only if the LP is successful in producing fuel which qualifies for tax credits, sells the synthetic fuel, sells the tax credits to investors, and has sufficient cash flow to cover all other operating expenses. The remaining interests in the GP, CLLC, and C2LLC are owned by other, unrelated entities. An administrative member of the GP, not Gencor, is responsible for administration of the day-to-day affairs of the GP and LP. We are entitled to appoint only one of the three members of the GP Management Committee and have 1/3 of the voting rights thereof. As a part of the member positions in CLLC, C2LLC, and the GP, we have the potential for income subject to the performance of the LP. Future benefits realizable by us on the synthetic fuel production plants depend on whether the production from these plants will continue to qualify for tax credits under Section 29 of the Internal Revenue Code and the ability to economically produce and successfully market synthetic fuel produced by the plants.

Following are diagrams reflecting the foregoing narrative discussion:

On August 8, 2003, we were notified by our investee General Partner that the income tax returns for the synthetic fuel producing partnership were being audited. As previously reported, the Limited Partners may declare a “Tax Event” and suspend further distributions indefinitely. We were informed that the Limited Partners had declared a “Tax Event” and therefore future distributions had ceased.

On December 12, 2003, we were notified by the General Partner that the IRS had issued rulings dated December 10, 2003 to the producing partnership concluding that, if the partnership adheres to the specified production methods and chemistry, the partnership would be entitled to the Section 29 credit for the production of qualified fuel that is sold to unrelated persons.

Although the IRS advised the partnership that it was satisfied with the chemical testing procedures, it nevertheless proceeded with a general IRS audit. Therefore the previously imposed Tax Event continued and the Limited Partners were not allowing revenue to be distributed to us until satisfactory conclusion of the audit.

On January 5, 2005, we were informed that the IRS had concluded its examination of the investees with no material adverse findings. As a result, distributions suspended since August 2003 resumed and we received distributions totaling $27,382 during the second quarter of fiscal 2005. We received a distribution of $6,964 in the third quarter of fiscal 2005, and $9,892 in the fourth quarter of fiscal 2005. We received distributions of $15,547 in the second quarter of fiscal 2006. There were no distributions in fiscal 2004. These distributions are subject to state and Federal income taxes.

Future distributions from these entities depend upon the production of these operations continuing to qualify for tax credits under Section 29 of the Internal Revenue Code and the ability to economically produce and market synthetic fuel produced by the plants. One of the contingencies related to future benefits from these entities is based on the average price of crude oil. Per a provision of Section 29, if the average price of crude oil reaches a certain level, the tax credits will terminate. The escalation in oil prices in 2005 and 2006 raises serious doubt on the continued availability of tax credits under Section 29 for the future. If oil prices remain at the recent levels or increase, the tax credits could phase-out or terminate. The existing tax credit legislation is scheduled to expire at the end of calendar year 2007. Any one of the above eventualities may interrupt, reduce, or terminate future distributions.

We are subject to significant government regulations. We are subject to a variety of governmental regulations relating to the manufacturing of our products. Any failure by us to comply with present or future regulations could subject us to future liabilities, or the suspension of production that could have a material adverse effect on our results of operations. Such regulations could also restrict our ability to expand our facilities, or could require us to acquire costly equipment or to incur other expenses to comply with such regulations. Although we believe we have the design and manufacturing capability to meet all industry or governmental agency standards that may apply to our product lines, including all domestic and foreign environmental, structural, electrical and safety codes, there can be no assurance that governmental laws and regulations will not become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with a violation. The cost to us of such compliance to date has not materially affected our business, financial condition or results of operations. There can be no assurance, however, that violations will not occur in the future as a result of human error, equipment failure or other causes. Our customers are also subject to extensive regulations, including those related to the workplace. We cannot predict the nature, scope or effect of governmental legislation, or regulatory requirements that could be imposed or how existing or future laws or regulations will be administered, or interpreted. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies, could require substantial expenditures by us and could adversely affect our business, financial condition and results of operations.

Our management has effective voting control. Our executive officers and directors beneficially own an aggregate of approximately 88.2% of the outstanding shares of our $.10 par value Class B stock. The Class B stock is entitled to elect 75% (calculated to the nearest whole number, rounding five-tenths to next highest whole number) of the members of our board of directors. Further, approval of a majority of the Class B stock is generally required to effect a sale of the company and certain other corporate transactions. As a result, these stockholders can elect more than a majority of the board of directors and exercise significant influence over most matters requiring approval by our stockholders. This concentration of control may also have the effect of delaying or preventing a change in control of Gencor.

The issuance of preferred stock may impede a change of control or may be dilutive to existing stockholders. Our Certificate of Incorporation, as amended, authorizes our Board of Director, without stockholder vote, to issue up to 300,000 shares of preferred stock in one or more series and to determine for any series the dividend, liquidation, conversion, voting or other preferences, rights and terms that are senior, and not available, to the holders of our common stock. Thus, issuances of series of preferred stock could adversely affect the relative voting power, distributions and other rights of the common stock. Further, the issuance of preferred stock could deter or impede a merger, tender offer or other transaction that some, or a majority, of our common stockholders might believe to be in their best interest or in which our common stockholders might receive a premium for their shares over the then current market price of such shares. Further,

We may be required to indemnify our directors and executive officers. We have authority under Section 145 of the Delaware General Corporation Law to indemnify our directors and officers to the extent provided in that statute. Our Certificate of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. Our Bylaws provide in part that the Company indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We maintain officer’s and director’s liability insurance coverage. There can be no assurance that such insurance will be available in the future, or that if available, it will be available on terms that are acceptable to us. Furthermore, there can be no assurance that the insurance coverage provided will be sufficient to cover the amount of any judgment awarded against an officer or director (either individually or in the aggregate). Consequently, if such judgment exceeds the coverage under the policy, Gencor may be forced to pay such difference.

We have entered into indemnification agreements with each of our executive officers and directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Our investment in marketable securities is subject to various risks. Our marketable securities are invested in stocks and bonds through a professional investment advisor. Investment securities are exposed to various risks such as interest rate, market and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of securities, it is possible that changes in these risk factors could have an adverse material impact on our results of operations or equity.

We do not expect to pay dividends for the foreseeable future. For the foreseeable future, we intend to retain any earnings to finance our business requirements, and we do not anticipate paying any cash dividends on our common stock or Class B stock. Any future determination to pay dividends will be at the discretion of our Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

THE COMPANY

Gencor Industries, Inc. and its subsidiaries is a manufacturer of heavy machinery used in the production of highway construction materials, synthetic fuels, and environmental control equipment. Our products are manufactured in two facilities in the United States and one facility located in the United Kingdom. Our products are sold through a combination of Gencor sales representatives and independent dealers and agents located throughout the world.

We design and manufacture machinery and related equipment used primarily for the production of asphalt and highway construction materials. Our principal core products include asphalt plants, combustion systems and fluid heat transfer systems. Our technical and design capabilities, environmentally friendly process technology and wide range of products have enabled us to become a producer of equipment worldwide. We believe we have the largest installed base of asphalt production plants in the United States.

Because our products are sold primarily to the highway construction industry, our business is seasonal in nature. The majority of orders for our products are received between November and February, with a significant volume of shipments occurring prior to May. The principal factors driving demand for our products are the level of government funding for domestic highway construction and repair, infrastructure development in emerging economies, the need for spare parts and a trend towards larger plants resulting from asphalt contractor and plant consolidation.

As of September 30, 2005, 2004 and 2003, we own a 45% interest in Carbontronics LLC and a 25% interest in Carbontronics Fuels LLC and Carbontronics II LLC. These interests were obtained as part of contracts to build four synthetic fuel production plants during 1998. We have no basis in these equity investments or requirement to provide future funding. Any income arising from these investments is dependent upon tax credits (adjusted for operating losses at the fuel plants) being generated as a result of synthetic fuel production, which are recorded as received. We received no distributions in 2004 and distributions of $44,238 and $13,428, during 2005 and 2003, respectively. We received distributions of $15,547 in the second quarter of fiscal 2006.

Our executive offices are located at 5201 North Orange Blossom Trail, Orlando, Florida 32810, and our telephone number at that address is (407) 290-6000.

USE OF PROCEEDS

This prospectus relates to shares of common stock being offered and sold for the accounts of the selling stockholders. We will not receive any proceeds from the sale of the common stock but will pay all expenses related to the registration of the shares.

SELLING STOCKHOLDERS

The shares of common stock to which this prospectus relates are being registered for reoffers and resales by certain of our officers, directors or key employees (the selling stockholders) who are deemed to be affiliates of Gencor and who have acquired or may acquire such shares under our 1992 Stock Option Plan, certain 1996 Stock Option Agreements and 1997 Stock Option Plan (each an “Option Plan” and collectively the “Option Plans”). The selling stockholders named below may resell all, a portion, or none of such shares. There is no assurance that any of the selling stockholders will sell any or all of the shares of common stock included in this prospectus.

The following table shows (i) the names of the selling stockholders; (ii) the number of shares of common stock and Class B stock beneficially owned by each selling stockholder as April 13, 2006; (iii) the number of such shares of common stock covered by this prospectus; and (iv) the amount and the percentage of the common stock and Class B stock to be owned by each selling stockholder after completion of this offering, assuming the sale of all shares of common stock covered by this prospectus:

[SEE TABLE ON NEXT PAGE]

	SHARES BENEFICIALLY OWNED (1)			SHARES BEING OFFERED (2) (3)		SHARES BENEFICIALLY OWNED AFTER OFFERING
	COMMON STOCK		CLASS B STOCK	COMMON STOCK		COMMON STOCK		CLASS B STOCK
	NUMBER		NUMBER	NUMBER		NUMBER	PERCENT	NUMBER	PERCENT
NAME
E. J. Elliott	1,221,675	(4)	1,348,318	471,017		750,658	9.2%	1,348,318	82.1%
Chairman of the Board and Chief Executive Officer

John E. Elliott	809,562		0	253,870		555,692	6.8%	0	0%
Executive Vice President

Marc G. Elliott	379,700		101,520	259,700		120,000	1.7%	101,520	6.2%
President(5)

David F. Brashears	125,595		0	122,400		3,195	*	0	0%
Senior Vice President, Technology

Scott W. Runkel	35,148	(6)	0	35,148	(6)	0	0%	0	0%
Chief Financial Officer and Treasurer

Jeanne M. Lyons	10,000		0	10,000		0	0%	0	0%
Secretary

*	Indicates less than 1% ownership.
(1)	In accordance with Rule 13d-3 of the Exchange Act shares that are not outstanding, but that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of the date of this prospectus have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right but have not been deemed outstanding for the purpose of computing the percentage for any other person.
(2)	This does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each selling stockholder at his or her sole discretion.
(3)	For purposes of this prospectus, these amounts include shares of our common stock underlying options currently held by the respective selling shareholders that are not currently exercisable within 60 days of the date of this prospectus, but which may be exercised according to their respective vesting schedules in the future.
(4)	Includes 48,978 shares owned by the Elliott Foundation, Inc.
(5)	Prior to his appointment as President of Gencor on September 12, 2005, Mr. Elliott had been President of Gencor’s Construction Equipment Group.
(6)	Includes 20,000 shares of common stock subject to immediately exercisable options.

The preceding table reflects all selling stockholders who are also affiliates and who are eligible to reoffer and resell common stock, whether or not they have a present intent to do so. At the date of this prospectus, we do not know the names of all the persons who intend to resell shares of our common stock to be acquired pursuant to the Option Plans. There can be no assurance that any of the selling stockholders will sell any or all of the common stock offered by them hereunder.

We will file prospectus supplements pursuant to Rule 424(b) from time to time as necessary to include names of other participants under the Option Plans: (a) for any participant who is deemed to be an “affiliate” of Gencor, or (b) for any non-affiliate participant if such participant indicates he or she wishes to resell over 1,000 shares of common stock issuable under any of the Option Plans, or if a group, the aggregate holdings of the non-affiliated group is more than 1% of the total issued and outstanding shares of common stock.

Until such time as Gencor meets the registration requirements for use of Form S-3, the amount of shares of its common stock which may be resold by means of this prospectus by each of the selling stockholders named in this prospectus, and any other person with whom he or she is acting in concert for the purpose of selling Gencor’s securities, must not exceed, in any three month period, the amount specified in Rule 144(e) of the Securities Act. For companies whose common stock is quoted on the OTCBB, Rule 144(e) limits the number of securities that may be sold by a selling stockholder during any three-month period to an amount equal to no more than 1% of the Company’s outstanding shares of common stock.

PLAN OF DISTRIBUTION

Since the selling stockholders may offer all or part of the shares of common stock which they may hold upon exercise of options, and since this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares of common stock to be offered for sale by the selling stockholders.

The selling stockholders may sell or distribute some or all of the shares of common stock offered by this prospectus from time to time through dealers or brokers or directly to one or more purchasers, including pledges, in transactions (which may involve block transactions) on the OTCBB, in privately negotiated transactions (including sales pursuant to pledges), or in a combination of such transactions. Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers or dealers participating in such transactions as agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchasers of such shares, from such purchasers). Such discounts, concessions or commissions as to a particular broker or dealer might be in excess of those customary in the type of transaction involved. This prospectus also may be used, with our consent, by donees of the selling stockholders, or by other persons acquiring shares and who wish to offer and sell such shares under circumstances requiring or making desirable its use. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders and any such brokers or dealers that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such brokers or dealers might be deemed to be underwriting discounts and commissions under the Securities Act. Neither Gencor nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between any selling stockholders and any other selling stockholder, broker or dealer relating to the sale or distribution of the shares.

Gencor will pay substantially all of the expenses incident to the registration of this offering other than commissions and discounts of underwriters, brokers, dealers or agents incurred by selling stockholders in connection with the offer and sale of their shares. Each selling stockholder may indemnify any broker or dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

In order to comply with certain states’ securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

EXPERTS

The consolidated financial statements of the Gencor Industries, Inc. and subsidiaries (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the years ended September 30, 2005 and 2004 have been audited by Moore Stephens Lovelace, P. A., independent registered public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Moore Stephens Lovelace, P. A. pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

The validity of the common stock offered hereby has been passed upon for Gencor by Greenberg Traurig, P.A., Orlando, Florida. One of the members of our board of directors is corporate counsel to Gencor and is a shareholder in Greenberg Traurig, P.A.

WHERE YOU CAN FIND MORE INFORMATION

We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”). You may read and copy any of these filed documents at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC’s web site at http://www.sec.gov.

Our public website is http://www.gencor.com. We make available free of charge on our website, via a link to the SEC’s internet site at http://www.sec.gov, our Exchange Act filings with the SEC as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website is not part of this prospectus.

We have filed with the SEC a registration statement (the “Registration Statement,” which term shall include any amendments thereto) on Form S-8 under the Securities Act, with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC, and to which reference is hereby made. For further information, reference is hereby made to the Registration Statement and the exhibits and schedules thereto.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The following documents heretofore filed by us with the SEC (File No. 1-11703) under the Exchange Act are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

1.	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2005; and

2.	Our Quarterly Report on Form 10-Q for the period ended December 31, 2005; and

3.	Our Current Reports on Form 8-K filed on January 23, 2006 and February 24, 2006; and

4.	The description of our common stock contained in the Company’s Form 8-A filed on April 22, 1996.

All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this prospectus except as so modified, and any statement so superseded shall not be deemed to constitute a part of this prospectus.

We hereby undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the prospectus (other than exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Persons requesting copies of exhibits to such documents that were not specifically incorporated by reference in such documents will be charged the costs of reproduction and mailing. Requests should be directed to:

Gencor Industries, Inc., 5201 N. Orange Blossom Trail Orlando, Florida 32810 Attention: Secretary Telephone number (407) 290-6000

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by the Company with the Commission (File No. 1-11703) pursuant to the Exchange Act are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

1.	The Company’s Annual Report on Form 10-K for the year ended September 30, 2005; and

2.	The Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2005; and

3.	The Company’s Current Reports on Form 8-K filed on January 23, 2006, and February 24, 2006; and

4.	The description of our common stock contained in the Company’s Form 8-A filed on April 22, 1996.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this prospectus except as so modified, and any statement so superseded shall not be deemed to constitute a part of this prospectus.

The Company hereby undertakes to provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the prospectus (other than exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to Secretary, Gencor Industries, Inc., at the Company’s principal executive offices, 5201 N. Orange Blossom Trail, Orlando, Florida 32810, telephone number (407) 290-6000. Persons requesting copies of exhibits to such documents that were not specifically incorporated by reference in such documents will be charged the costs of reproduction and mailing.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The consolidated financial statements of the Gencor Industries, Inc. and subsidiaries (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the years ended September 30, 2005 and 2004 have been audited by Moore Stephens Lovelace, P. A., independent registered public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Moore Stephens Lovelace, P. A. pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

The validity of the common stock offered hereby has been passed upon for the Company by Greenberg Traurig, P.A., Orlando, Florida. One of the members of our board of directors is corporate counsel to Gencor and is a shareholder in Greenberg Traurig, P.A.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law of the State of Delaware sets forth the conditions and limitations governing the indemnifications of officers, directors and other parties.

Article VI of the Company’s By-Laws (the “By-Laws”) provides in part that the Company shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of certain other entities, against all expense, liability and loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and under certain circumstances, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Company. Responsibility for determinations with respect to such indemnifications shall be made by the Board of Directors, by independent legal counsel or by the stockholders of the Company. The Company has entered into an agreement with each of its directors and certain of its executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

Both the General Corporation Law of the State of Delaware and Article VI, Section 2 of the Company’s By-Laws provide that the Company may obtain directors and officers liability insurance. The Company has obtained such insurance.

For the undertaking with respect to indemnification, see Item 9.

Item 7. Exemption From Registration Claimed.

The securities to be reoffered and resold pursuant to this Registration Statement were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act. The selling stockholders are executive officers and/or directors of the Company and, as such, are accredited investors.

Item 8. Exhibits.

EXHIBIT NUMBER		DESCRIPTION OF DOCUMENT
4.1	—	Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-627.

4.2	—	Composite By-Laws of the Company, incorporated by reference to Exhibit 3.2 to Registration Statement No. 33-627.

5.1	—	Opinion of Greenberg Traurig, P.A. (previously filed with the Form S-8 Registration Statement, File No. 333-61769).

10.6	—	Gencor Industries, Inc. 1992 Stock Plan and Form of Agreement, incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1992.

10.11	—	Gencor Industries, Inc. 1997 Stock Plan incorporated by reference to Exhibit A to the Company’s Proxy Statement on Form 14A, filed March 3, 1997.

10.3	—	Form of 1996 Stock Option Agreements, incorporated by reference to Exhibit 10.3 to the Form S-8 Registration Statement, File No. 333-61769.

23.1	—	Consent of Moore Stephens Lovelace, P.A. *

23.2	—	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 to the Form S-8 Registration Statement, File No. 333-61769).

24	—	Power of Attorney (contained in Signature Page)*

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on April 20, 2006.

GENCOR INDUSTRIES, INC.

By:	/s/ E.J. ELLIOTT
E.J. Elliott
Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director and/or officer of Gencor Industries, Inc., a Delaware corporation, hereby constitutes and appoints E.J. Elliott and Scott W. Runkel, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed below on April 20, 2006, by the following persons in the capacities indicated:

SIGNATURES	TITLE
/s/ E.J. ELLIOTT E.J. Elliott	Chairman of the Board (Principal Executive Officer)

/s/ SCOTT W. RUNKEL Scott W. Runkel	Chief Financial Officer

/s/ JOHN E. ELLIOTT John E. Elliott	Executive Vice President

/s/ RUSSELL R. LEE Russell R. Lee	Director

/s/ RANDOLPH H. FIELDS Randolph H. Fields	Director

/s/ DAVID A. AIR David A. Air	Director

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION OF DOCUMENT
23.1	—	Consent of Moore Stephens Lovelace, P.A. *

*	Filed herewith.